UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2025

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2025, Urgent.ly Inc. (the “Company”) received a notification letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its net income from continuing operations had fallen below the minimum requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) (the “Minimum Net Income Requirement”). The Notice also noted that the Company does not meet the alternatives of market value of listed securities or stockholders’ equity (collectively with the Minimum Net Income Requirement, the “Continued Listing Standards”).

In accordance with Nasdaq Listing Rule 5810(c)(2)(C), the Company has 45 calendar days, or until May 5, 2025, to provide Nasdaq with a plan to regain compliance with the Continued Listing Standards (the “Compliance Plan”). If Nasdaq accepts the Compliance Plan, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice. If Nasdaq does not accept the Compliance Plan, then the Nasdaq staff will provide written notification to the Company that its common stock will be subject to delisting. The Company may appeal any such determination to delist its securities, but there can be no assurance that any such appeal would be successful.

The Company intends to submit the Compliance Plan to Nasdaq within the required time period. There can be no assurance that Nasdaq will accept the Compliance Plan, or that the Company will be able to regain compliance with the Continued Listing Standards or maintain compliance with any other Nasdaq requirement in the future.

On March 24, 2025, the Company issued a press release regarding the foregoing events. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 3.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Continued Listing Standards and the Company’s intentions to submit a Compliance Plan to Nasdaq within the required time period. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Continued Listing Standards during any compliance period or in the future, the risk that Nasdaq may not grant the Company relief from delisting, and the risk that the Company may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 24, 2025

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer